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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 2, 2001
                                                                REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CREDIT SUISSE FIRST BOSTON (USA), INC.
             (Exact Name of Registrant as Specified in Its Charter)


                          DELAWARE                         13-1898818
          (State of Incorporation or Organization)      (I.R.S. Employer
                                                       Identification No.)

           11 MADISON AVENUE, NEW YORK, NEW YORK             10010
          (Address of Principal Executive Offices)         (Zip Code)


    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), check the following box. |X|

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), check the following box. |_|

        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                     Name of Each Exchange on Which
      to be so Registered                     Each Class is to be Registered
      -------------------                     ------------------------------

      6 1/8% NOTES DUE 2011                   NEW YORK STOCK EXCHANGE, INC.


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  A description of the securities to be registered appears in the section captioned "Description of Notes" of the Registrant's Prospectus Supplement dated November 1, 2001 to Prospectus dated October 25, 2001 included in the Registration Statement on Form S-3 as filed with the Securities Exchange Commission under the Securities Act of 1933, as amended (File No. 333-71850). Such description, as amended or supplemented from time to time, is hereby incorporated by reference herein.

Item 2. EXHIBITS

                  The following exhibits are hereby incorporated by reference from the Registration Statement on Form S-3 (File No. 333-71850) of Credit Suisse First Boston (USA), Inc.

Exhibit No.       Exhibit Description
-----------       -------------------

1.1               Form of Underwriting Agreement for Debt Securities.

1.2               Form of Terms Agreement for Debt Securities.

4.1 Senior Indenture dated as of June 1, 2001 between the Registrant and the Chase Manhattan Bank, as trustee.

4.3               Form of Senior Debt Security.

5.1               Opinion of David M. Brodsky, Esq.

12.1 Computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 and Exhibit 12.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

23.1              Consent of David M. Brodsky, Esq. (included in Exhibit 5.1)

23.2              Consent of KMPG LLP.

24.1              Power of Attorney.

25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as trustee, under the indentures.
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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 2, 2001              CREDIT SUISSE FIRST BOSTON (USA), INC.


                                     By: /s/ ZEV KINDLER
                                         --------------------------------------
                                         Zev Kindler
                                         Authorized Officer
                                         Director, Credit Suisse First Boston
                                         Corporation